UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COURSERA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment	of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Coursera, Inc.

381 E. Evelyn Ave.

Mountain View, California 94041

(650) 963-9884

March 31, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Coursera, Inc., which will be held at 11:00 a.m., Pacific Time, on Thursday, May 12, 2022. In light of the COVID-19 pandemic and to protect the health of our employees, stockholders and the community, the Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/COUR2022 and using the 16-digit control number included in your proxy materials. We currently expect to return to an in person meeting for our 2023 annual meeting of stockholders.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you vote by Internet or telephone, vote as instructed by your broker, or vote your shares electronically at the Annual Meeting.

We look forward to speaking with you at the meeting.

Sincerely,

Jeffrey N. Maggioncalda
Chief Executive Officer

Coursera, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 12, 2022

To Our Stockholders:

Coursera, Inc. will hold its 2022 Annual Meeting of Stockholders at 11:00 a.m., Pacific Time, on Thursday, May 12, 2022. In light of the COVID-19 pandemic and to protect the health of our employees, stockholders and the community, the Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/COUR2022 and using the 16-digit control number included in your proxy materials.

We are holding this Annual Meeting:

•	to elect three Class I directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on March 17, 2022 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

It is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail. Please review the detailed instructions on page 1 regarding your voting options.

By Order of the Board of Directors,

Anne T. Cappel
General Counsel and Secretary

Mountain View, California

March 31, 2022

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 12, 2022.

The Proxy Statement and Annual Report are available at

www.proxyvote.com

i

Coursera, Inc.

381 E. Evelyn Ave.

Mountain View, California 94041

PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of Coursera, Inc., a Delaware corporation (“we,” “us,” “our,” “Coursera” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held virtually on Thursday, May 12, 2022 at 11:00 a.m., Pacific Time, and any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to stockholders on or about March 31, 2022.

IMPORTANT

Please promptly vote by Internet or telephone, or by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the Annual Meeting.

You may vote in one of the following ways:

Internet	Telephone	Mail	At the Virtual Meeting
Stockholders of record may vote online at www.proxyvote.com	Stockholders of record may call toll-free at 1-800-690-6903	Follow the instructions in your proxy materials	Visit www.virtualshareholdermeeting.com/COUR2022 and use the 16-digit control number included in your proxy materials

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

Our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or telephone. In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial stockholders as of March 17, 2022 (the “Record Date”). Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by Internet or telephone as early as possible to avoid processing delays.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on the Record Date, March 17, 2022, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, for ten days prior to the Annual Meeting at our offices located at 381 E. Evelyn Ave. Mountain View, California 94041. Please contact our Secretary by telephone at (650) 963-9884 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available for examination by stockholders during the Annual Meeting using the 16-digit control number included in your proxy materials.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered, with respect to those shares, a stockholder of record. The Notice has been sent directly to you by us.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Notice has been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record.

How do I vote?

You may vote using any of the following methods:

By Internet – Stockholders of record may submit proxies by following the Internet voting instructions on their proxy cards prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible. The Internet voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

By Telephone – Stockholders of record may submit proxies by following the telephone voting instructions on their proxy cards prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

By Mail – If you would like to receive a paper copy of the proxy card, you must request one. Stockholders of record may submit paper proxies by completing, signing and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR ALL” in Proposal 1 and “FOR” Proposal 2. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

At the Virtual Meeting – Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/COUR2022 and using the 16-digit control number included in your proxy materials. If you have already voted previously by Internet or telephone, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting via live audio webcast, we recommend that you also submit your proxy or voting instructions or vote by Internet, telephone or mail prior to the meeting so that your vote will be counted if you later decide not to attend the meeting.

Internet	Telephone	Mail	At the Virtual Meeting
Stockholders of record may vote online at www.virtualshareholder meeting.com/COUR2022	Stockholders of record may call toll-free at 1-800-690-6903	Follow the instructions in your proxy materials	Visit www.virtualshareholder meeting.com/COUR2022 and use the 16-digit control number included in your proxy materials

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by Internet or telephone, you may change your vote or revoke your proxy with a later Internet or telephone proxy, as the case may be. If you are a stockholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker and present it to AST at least two weeks in advance of the Annual Meeting. Please consult the voting instructions or contact your broker, bank or nominee.

How are votes counted?

For Proposal 1, the election of directors, you may vote “FOR” the Class I nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. Broker non-votes resulting from a broker’s failure to receive voting instructions from the beneficial owner of shares entitled to vote on Proposal 1 will have no effect.

For Proposal 2, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have no effect.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (i.e., “FOR” the election of the Class I nominees to our board of directors and “FOR” Proposal 2, and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary voting authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” under the rules of the New York Stock Exchange (the “NYSE”), such as the ratification of the appointment of our independent registered public accounting firm, and therefore, broker non-votes are not expected to exist with respect to this proposal. Except for Proposal 2, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022, all proposals are considered a “non-routine” item for which brokers and nominees do not have discretionary voting power and, therefore, broker non-votes may exist with respect to these proposals. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

What vote is required to approve each item? How does the board recommend that I vote and what is the voting requirement for each of the proposals?

We have a form of majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Cumulative voting is not permitted, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate. The nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected. If any nominee for director receives a greater number of votes “WITHHELD” than votes “FOR” such election, our amended and restated bylaws (“Bylaws”) require that such person must promptly tender his or her irrevocable resignation to our board of directors for the board’s consideration. If such director’s resignation is accepted by the board, then our board of directors, in its sole discretion, may fill the resulting vacancy or may decrease the size of the board in accordance with the provisions of our Bylaws.

The table below describes the proposals to be considered at the Annual Meeting and the vote required for each proposal:

Proposal	Board Recommendation	Vote Required	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)
1 Election of Directors	FOR each nominee	The nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected.(3)	No effect Not considered votes cast on this proposal	No Brokers without voting instructions will not be able to vote on this proposal

2 Ratification of the Appointment of Deloitte & Touche LLP	FOR	The affirmative “FOR” vote of a majority of the votes cast at the Annual Meeting.	No effect Not considered votes cast on this proposal	Yes Brokers without voting instructions will have discretionary authority to vote

(1)	As noted below, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.
(2)

Only relevant if you are the beneficial owner of shares held in street name. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

(3)

If any nominee for director receives a greater number of votes “WITHHELD” than votes “FOR” such election, our Bylaws require that such person must promptly tender his or her irrevocable resignation to our board of directors for the board’s consideration.

What constitutes a quorum?

The presence online at the Annual Meeting or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date, will constitute a quorum. As of the close of business on the Record Date, 143,723,129 shares of our common stock were outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is “householding” and how does it affect me?

We have adopted a process for mailing our proxy materials called “householding,” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of our proxy materials, unless we receive contrary instructions from any stockholder at that address.

If you prefer to receive multiple copies of our proxy materials at the same address, we will promptly provide additional copies upon request. If you are a stockholder of record, you may contact us by writing to Secretary, Coursera, Inc., 381 E. Evelyn Ave. Mountain View, California 94041, or by calling (650) 963-9884. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.

Why are we holding a virtual Annual Meeting?

After careful consideration, in light of the COVID-19 pandemic and to protect the health of our employees, stockholders and the community, the Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. In addition, we believe that the virtual meeting format will expand stockholder access and participation. You will not be able to attend the Annual Meeting in person.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/COUR2022. To participate in, vote or ask questions at the Annual Meeting, you will also need the 16-digit control number, which is included in your proxy materials. If you have any questions about your control number, please contact the broker, bank, or nominee that holds your shares. The Annual Meeting will begin promptly at 11:00 a.m., Pacific Time, on Thursday, May 12, 2022. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately 10:45 a.m., Pacific Time, on Thursday, May 12, 2022.

What if I have technical difficulties accessing or participating in the virtual Annual Meeting?

We will have technicians ready to assist you with technical difficulties you may have accessing, voting at, or submitting questions at the Annual Meeting. Please refer to the technical support telephone number posted on the virtual meeting website login page and the virtual meeting rules of conduct posted on the virtual meeting website.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Director Nominees

Our Bylaws provide that our board of directors will be divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified.

The current composition of the board of directors is as follows:

•	Our Class I directors are Carmen Chang, Theodore R. Mitchell, and Scott D. Sandell, and their terms will expire at the Annual Meeting;

•	Our Class II directors are Amanda M. Clark and Andrew Y. Ng and their terms will expire at the 2023 annual meeting of stockholders; and

•	Our Class III directors are L. John Doerr, Jeffrey N. Maggioncalda, and Sabrina L. Simmons and their terms will expire at the 2024 annual meeting of stockholders.

Three Class I directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2025 or until their successors are duly elected and qualified, with the other classes of directors continuing to serve for the remainder of their respective terms.

The nominating and corporate governance committee of the board has recommended, and our board of directors has designated, Carmen Chang, Theodore R. Mitchell, and Scott D. Sandell as the nominees for Class I director to serve until the 2025 annual meeting of stockholders, and each has indicated to us that such individual will be able to serve. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by our board of directors, taking into account any recommendations of the nominating and corporate governance committee, to fill such vacancy.

Class I directors shall be elected by a plurality of the votes cast (meaning that the director nominees who receive the highest number of shares voted “FOR” their election are elected as the Class I directors); provided, that if any nominee for director receives a greater number of votes “WITHHELD” than votes “FOR” such election, our Bylaws require that such person must promptly tender his or her irrevocable resignation to our board of directors for the board’s consideration.

The names of the Class I director nominees and the other members of our board of directors and certain biographical information as of April 1, 2022 are set forth below:

Class I Director Nominees

Carmen Chang Age: 74 Director Since: October 2021 Independent	Carmen Chang serves as a General Partner and Head, Asia of New Enterprise Associates, Inc. (“NEA”), where she focuses on building NEA’s global organization and portfolio in China and other emerging markets in Asia. Ms. Chang joined NEA in 2012. Ms. Chang serves as a fellow for the Rock Center for Corporate Governance, a joint initiative of Stanford Law School and the Stanford Graduate School of Business. Ms. Chang has served on the board of directors of Tuya Inc. (NYSE: TUYA), a one-stop Internet of Things (“IOT”) solutions platform for device manufacturers, since 2016, and is also on the board of directors for number of other companies, including Moqi, an innovative player in biometrics identification, Blue Ocean, a developer of scalable, high performing AI chips, Cista, a developer of image sensor systems, Workera, a technology upskilling platform, InCarey, a multi-specialty digital health service platform, Transfix, a B2B freight marketplace, and Simple Psychology, an online discovery engine for psychotherapy. Prior to joining NEA, Ms. Chang was a partner at a major Silicon Valley law firm, where she specialized in corporate and securities law and led that firm’s China practice. Ms. Chang holds a master’s degree in modern Chinese history from Stanford University and a juris doctorate degree from Stanford Law School. We believe Ms. Chang brings significant business, legal, and leadership experience to our board of directors.

Theodore R. Mitchell Age: 66 Director Since: May 2020 Independent	Dr. Theodore R. Mitchell assumed the Presidency of the American Council on Education in September 2017. Prior to that time, he was the Under Secretary of the United States Department of Education from May 2014 until January 2017, responsible for all post-secondary and adult education policy programs as well as the $1.3 trillion Federal Student Aid Portfolio. From January 2017 to September 2017, Mr. Mitchell served as a private consultant, including to the American Council on Education. Prior to his federal service, Dr. Mitchell served as the Chief Executive Officer of the NewSchools Venture Fund, a national investor in education technology, from June 2005 to May 2014. Dr. Mitchell also previously served as President of the California State Board of Education, President of Occidental College, and in a variety of leadership roles at UCLA, including Vice Chancellor. Dr. Mitchell was Deputy to the President and to the Provost at Stanford University and began his career as a professor at Dartmouth College where he also served as Chair of the Department of Education. Dr. Mitchell also served as a member of the board of directors of The McClatchy Company (PNK: MNIQQ) from May 2017 to August 2020 and served as a member of the board of directors of Frontline Ltd. (NYSE: FRO) from April 2017 to August 2018. Dr. Mitchell holds a B.A. and Ph.D. in Education from Stanford University. We believe Dr. Mitchell brings extensive experience as a leader in education, business, and public policy to our board of directors.

Scott D. Sandell Age: 57 Director Since: December 2011 Independent	Scott D. Sandell has served as Managing General Partner of NEA, a venture capital firm, since April 2017, Co-Managing General Partner from March 2015 to April 2017, and as a General Partner since September 2000. Mr. Sandell joined NEA in January 1996 and served as head of the firm’s technology investing practice for 10 years. In addition to serving on the board of directors of several privately-held companies, he currently serves as lead independent director of Cloudflare, Inc. (NYSE: NET), an internet security company, and as a director Robinhood Market, Inc. (NASDAQ: HOOD), a financial technology company, and Tuya Inc. (NYSE: TUYA), an IoT development platform service provider. Mr. Sandell also serves as a director of Bloom Energy Corporation (NYSE: BE), a clean energy company (“Bloom”), but is retiring from Bloom’s board of directors following Bloom’s annual meeting of stockholders in May 2022. Mr. Sandell previously served on the board of directors of Fusion-io, Inc., a computer hardware and software systems company acquired by SanDisk Corporation, Tableau Software, Inc., a software company acquired by Salesforce.com, Inc., Workday, Inc. (Nasdaq: WDAY), a provider of on-demand financial management and human capital management software, and Spreadtrum Communications, Inc., a semiconductor company acquired by Tsinghua Unigroup. Mr. Sandell holds an A.B. in Engineering from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business. We believe

Mr. Sandell brings significant public company director experience and global business, leadership, finance, and venture capital industry expertise to our board of directors.
Continuing Directors
Jeffrey N. Maggioncalda Age: 53 Director Since: June 2017	Jeffrey N. Maggioncalda has served as our President and Chief Executive Officer and as a member of our board of directors since June 2017. Mr. Maggioncalda previously served as Chief Executive Officer and a director of Financial Engines, Inc. (Nasdaq: FNGN), a provider of financial advisory services, from August 1996 until December 2014, and served as a consultant until June 2015. Mr. Maggioncalda holds an M.B.A. from the Stanford Graduate School of Business and a B.A. in Economics and English from Stanford University. Mr. Maggioncalda has also served as a director of Silicon Valley Bank, Inc. since April 2012. Mr. Maggioncalda’s position as our Chief Executive Officer and prior positions as the Chief Executive Officer and a director of a public company bring industry expertise and extensive leadership experience to our board of directors.

Andrew Y. Ng Age: 45 Director Since: October 2011	Andrew Y. Ng is one of our co-founders and served as our co-Chief Executive Officer from January 2012 until April 2014 and has served as the Chairman of our board of directors since April 2014. Dr. Ng is a global leader in both education and in artificial intelligence (“AI”). Prior to founding Coursera, Dr. Ng was Chief Scientist at Baidu, Inc., a Chinese language search engine, where he led approximately 1,300 people in the company’s AI Group and was responsible for driving the company’s global AI strategy and infrastructure. Dr. Ng was also the founding lead of the Google Brain team. As an adjunct professor and tenured member of Stanford University’s faculty, Dr. Ng also served as Director of the Stanford AI Lab. Dr. Ng currently serves as Chief Executive Officer of Landing.AI, which helps companies jumpstart AI adoption, and Managing General Partner of AI Fund, which supports entrepreneurs to build AI companies, positions he has held since January 2018. Dr. Ng has also led DeepLearning.AI Corp., which provides AI training, including through our platform, since its founding in June 2017. Dr. Ng holds a B.S. in Math and Computer Science from Carnegie Mellon University, an M.S. in Electrical Engineering and Computer Science from MIT, and a Ph.D. in Computer Science from the University of California, Berkeley. Dr. Ng’s knowledge of our company as co-founder and his breadth and depth of experience as a pioneer in online education bring invaluable industry and leadership expertise to our board of directors.

Amanda M. Clark Age: 42 Director Since: November 2020 Independent	Amanda M. Clark has served as a member of our board of directors since November 2020. Ms. Clark has been the Chief Development Officer of Papa John’s International, Inc. (Nasdaq: PZZA), a restaurant franchise, since February 2020 and was previously with Taco Bell Corp., a restaurant company, where she was responsible for design, consumer facing technology, merchandising, customer marketing, new concepts, and company development, and served as Executive Vice President Restaurant Experience from February 2019 to February 2020, Senior Vice President North America Development from May 2017 to February 2019, and the General Manager for Taco Bell Canada from November 2015 to August 2018. Previously, Ms. Clark served in roles of increasing responsibility in Brand Marketing at Taco Bell since 2013. Prior to joining Taco Bell, Ms. Clark worked at Procter and Gamble (NYSE: PG), a multinational consumer goods corporation, in various marketing roles for nearly 12 years on their brands including Olay, Pampers, and Oral-B. Ms. Clark holds a B.A. in Psychology and Theater Studies from Yale University. Ms. Clark brings significant business, marketing, and leadership experience to our board of directors.

L. John Doerr Age: 70 Director Since: December 2011 Independent	L. John Doerr has served as a member of our board of directors since December 2011. Mr. Doerr has been a General Partner of Kleiner Perkins Caufield & Byers (“KPCB”), a venture capital firm since August 1980. He currently serves on the board of directors of Alphabet Inc. (Nasdaq: GOOG), the parent holding company of Google LLC, Doordash Inc. (NYSE: DASH), a provider of restaurant food delivery services, and Amyris, Inc. (Nasdaq: AMRS), a renewable products company. Mr. Doerr was previously a director of QuantumScape Corporation (NYSE: QS), a battery technology company from 2020 to 2022, Bloom Energy Corporation (NYSE: BE), a clean energy company, from 2002 to 2021, Zynga Inc. (Nasdaq: ZNGA), a game developing company, from 2013 to 2017, and Amazon.com, Inc. (Nasdaq: AMZN), an e-commerce company, from 1996 to 2010. Mr. Doerr holds a B.S. in Electrical Engineering and an M.S. in Electrical Engineering from Rice University, and an M.B.A. from Harvard Business School. Mr. Doerr brings significant public company director experience and global business, leadership, venture capital, and financial expertise to our board of directors.

Sabrina L. Simmons Age: 58 Director Since: February 2020 Independent	Sabrina L. Simmons has served as a member of our board of directors since February 2020 and has been designated to serve as chair of our audit committee. Ms. Simmons has served as Executive Vice President and Chief Financial Officer of The Gap, Inc. (“The GAP”) (NYSE: GPS), a clothing company, from January 2008 until February 2017. Ms. Simmons held several positions at The Gap, including as Executive Vice President, Corporate Finance from September 2007 to January 2008, Senior Vice President, Corporate Finance and Treasurer from March 2003 to September 2007, and Vice President and Treasurer from September 2001 to March 2003. Prior to joining The Gap, Ms. Simmons served as the Chief Financial Officer and an executive member of the board of directors of Sygen International PLC, a British genetics company, and was Assistant Treasurer at Levi Strauss & Co. (NYSE: LEVI). Ms. Simmons currently serves as a member of the board of directors of Williams-Sonoma, Inc. (NYSE: WSM), a consumer retail company, where she is the chair of the audit and finance committee, Columbia Sportswear Company (Nasdaq: COLM), an outdoor apparel company, where she is a member of the compensation committee and the nominating and corporate governance committee and as a director a Petco Health & Wellness (Nasdaq: WOOF) where she is also the chair of the audit committee. Ms Simmons was previously a director of e.l.f. Beauty, Inc. (NYSE: ELF), an international cosmetics company, where she also chaired the audit committee. Ms. Simmons also currently serves on the Haas School of Business Advisory Board. Ms. Simmons holds a B.S. degree in Business Administration from the University of California, Berkeley and an M.B.A. from the University of California, Los Angeles. Ms. Simmons brings extensive public company leadership and board experience and significant financial expertise to our board of directors.

The Board of Directors Recommends a Vote “FOR” the Election of the Class I Nominees Set Forth Above as Directors of the Company.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our business and affairs are organized under the direction of our board of directors. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling, and direction to our management.

The board of directors is committed to sound and effective governance practices that promote long-term stockholder value and strengthen the board of directors’ management accountability to our stockholders, customers and other stakeholders. The following table highlights many of our key governance practices.

✓	Six of our eight directors are independent	✓	Annual board self-assessment process

✓	Independent standing committees of the board of directors	✓	Majority voting and director resignation policy in uncontested director elections

✓	Policies regarding related party transactions	✓	Continued assessment of highly qualified, diverse, and independent candidates for nomination to the board of directors

✓	Regular meetings of our non-management directors without management present	✓	Policies regarding transactions in our common stock, including prohibitions on hedging and short selling

✓	Diverse board of directors with an effective mix of skills, experience and perspectives	✓	Management of key risks and compliance obligations, overseen by the board of directors through its audit committee.

Board Meetings

Our board of directors held five meetings during 2021. Each director attended at least 75% of the aggregate meetings held by our board of directors and the committees on which such director served, during the time such director was a director. We do not have a policy that requires the attendance of directors at the Annual Meeting. We did not hold an annual meeting of stockholders in 2021, which was the year in which our initial public offering was consummated.

Executive Sessions of Non-Management Directors

The non-management directors meet in an executive session in connection with each regularly scheduled board meeting, during which the non-management directors have the opportunity to discuss management performance. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.

Director Independence

Our board of directors determined that six out of eight directors on our board of directors qualify as independent directors, as defined under the listing rules of the NYSE: Carmen Chang, Amanda M. Clark, L. John Doerr, Theodore R. Mitchell, Scott D. Sandell, and Sabrina L. Simmons. There are no family relationships among any of our directors or executive officers.

Board Committees

We have established an audit committee, leadership, development, equity, inclusion and compensation (“LDEIC”) committee, and nominating and corporate governance committee, each of which operate under a charter that has been approved by our board of directors. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act, and the current rules and regulations of the SEC and the NYSE. We intend to comply with future requirements as they become applicable to us. Each committee has the composition and responsibilities described below.

	Audit Committee	LDEIC Committee	Nominating and Corporate Governance Committee
Carmen Chang		X	X
Amanda M. Clark	X	X
L. John Doerr			O
Theodore R. Mitchell	X		X
Scott D. Sandell*		O
Sabrina L. Simmons	O

* Lead Independent Director

X – Committee Member

O – Committee Chair

Audit Committee

Our audit committee consists of Sabrina L. Simmons, Amanda M. Clark, and Theodore R. Mitchell. Sabrina L. Simmons serves as the chair of our audit committee. Our audit committee held seven meetings in 2021.

Our board of directors has determined that each of the members of our audit committee satisfies the independence requirements of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Each member of our audit committee can read and understand fundamental financial statements in accordance with NYSE audit committee requirements. In arriving at this determination, our board of directors has examined each audit committee member’s scope of experience and the nature of their prior and current employment.

Our board of directors has determined that Ms. Simmons qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE listing rules. In making this determination, our board of directors has considered Ms. Simmons’ formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

The functions of the audit committee include, among other things:

•	evaluating the performance, independence, and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing our financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing, and effectiveness of our internal audit function;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

•

obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditors, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditors;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

•

reviewing with management and our auditors any earnings announcements and discussing with management any additional financial information and earnings guidance to be provided to analysts or ratings agencies;

•	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, auditing, or other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our Code of Business Conduct and Ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

Leadership, Diversity, Equity, Inclusion and Compensation Committee

Our LDEIC committee consists of Scott D. Sandell, Carmen Chang, and Amanda M. Clark. Scott D. Sandell serves as the chair of our LDEIC committee. Our LDEIC committee held five meetings in 2021.

Our board of directors has determined that each of the members of the LDEIC committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of the NYSE.

The functions of this committee include, among other things:

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation and evaluating performance in light of such goals;

•	reviewing and approving the compensation levels and other terms of employment of our executive officers, including employment, severance and change in control agreements and arrangements;

•	approving equity compensation plans and granting equity awards not subject to stockholder approval under applicable listing standards;

•	reviewing and assessing the independence of compensation consultants, legal counsel, and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive and executive compensation plans;

•	reviewing and making recommendations to our board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

if and when applicable to the Company, reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC;

•	if and when applicable to the Company, preparing the annual report on executive compensation that the SEC requires in our annual proxy statement;

•	overseeing the Company’s human capital management including diversity and inclusion policies; and

•	reviewing and evaluating on an annual basis the performance of the LDEIC committee and its charter and recommending such changes as deemed necessary with our board of directors.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of L. John Doerr, Carmen Chang, and Theodore R. Mitchell. L. John Doerr serves as the chair of our nominating and corporate governance committee. Our nominating and corporate governance committee held three meetings in 2021.

Our board of directors has determined that each of the members of our nominating and corporate governance committee satisfies the independence requirements of the NYSE.

The functions of the nominating and corporate governance committee include, among other things:

•	identifying, reviewing, and making recommendations of candidates to serve on our board of directors;

•	evaluating the performance of our board of directors, committees of our board of directors, and individual directors and determining whether continued service on our board is appropriate;

•	evaluating nominations by stockholders of candidates for election to our board of directors;

•	evaluating the current size, composition, and organization of our board of directors and its committees and making recommendations to our board of directors for approvals;

•	developing a set of corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;

•	reviewing and making recommendations to our board of directors regarding the stock ownership guidelines applicable to our non-employee board members and officers;

•	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our board of directors’ current and emerging corporate governance trends;

•

developing and reviewing periodically with the Chairman of the board of directors and the Chief Executive Officer the succession plan relating to the Chief Executive Officer and make recommendations to the board of directors with respect to such plan; and

•

reviewing periodically the nominating and corporate governance committee charter, structure, and membership requirements and recommending any proposed changes to our board of directors, including undertaking an annual review of its own performance.

Compensation and LDEIC Committee Interlocks and Insider Participation

The members of our LDEIC committee during 2021 were Scott D. Sandell, Carmen Chang, and Amanda M. Clark, none of whom have ever been an executive officer or employee of ours. None of our executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or LDEIC committee.

Board Leadership Structure

We have chosen to separate the roles of chairman of the board of directors and Chief Executive Officer. Our board of directors believes that separating these roles is the most appropriate structure for Coursera. Our board of directors believes that a separate chairman enables the board of directors to more effectively and objectively monitor the performance of Coursera, the Chief Executive Officer and our executive officers. By separating these roles, our board of directors believes that Mr. Maggioncalda can devote his attention to executing our strategy while Mr. Ng can take responsibility for leading the board of directors.

In his role as chairman, Mr. Ng undertakes several responsibilities with respect to the operations and functioning of our board of directors. Among these responsibilities are the following: presides at meetings of our board of directors; presides over executive sessions of the non-employee directors; helps facilitate communication between senior management and the independent directors; works with committee chairs to oversee coordinated coverage of board responsibilities; and undertakes such other responsibilities as our board of directors may assign to him from time to time. Mr. Ng has served as the chairman of the board of directors since April 2021.

If our chairman of the board of directors is not an independent director, our board of directors may appoint an independent director to serve as lead independent director in accordance with our Corporate Governance Guidelines. Our board of directors has appointed Scott D. Sandell to serve as our lead independent director. As lead independent director, Mr. Sandell’s primary responsibilities include, among other things, presiding over all meetings at which the chairman is not present and serving as a liaison between the chairman and the independent directors.

Role in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements.

Our LDEIC committee assesses and monitors whether our compensation plans, policies, and programs comply with applicable legal and regulatory requirements. The nominating and corporate governance committee also periodically evaluates our risk management process in light of the nature of the material risks we face and the adequacy of our governance policies and procedures designed to address risk.

Form of Majority Voting for Uncontested Director Elections

Our Bylaws provide that if a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the director must promptly tender his or her irrevocable resignation for our board of directors’ or the nominating and corporate governance committee’s consideration. In addition, our Corporate Governance Guidelines provide that the board of directors shall nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the board of such resignation.

Corporate Governance Guidelines

Our board of directors has adopted written Corporate Governance Guidelines to ensure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation. The nominating and corporate governance committee assists our board of directors in implementing and adhering to the Corporate Governance Guidelines, including by approving any director’s simultaneous service on more than four public company boards. The Corporate Governance Guidelines are reviewed at least annually by the nominating and corporate governance committee, and changes are recommended to our board of directors as warranted.

Codes of Business Conduct and Ethics

We believe that our corporate governance initiatives comply with the Sarbanes-Oxley Act and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of the NYSE. Our board of directors will continue to evaluate our corporate governance principles and policies.

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees. The code addresses various topics, including:

•	compliance with laws, rules and regulations;

•	confidentiality;

•	conflicts of interest;

•	corporate opportunities;

•	competition and fair dealing;

•	payments or gifts from others;

•	health and safety;

•	insider trading;

•	protection and proper use of company assets; and

•	record keeping.

Our board of directors has also adopted a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and the Controller as well as other key management employees addressing ethical issues. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are each posted on our website https://investor.coursera.com. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers can only be amended by the approval of a majority of our board of directors. Any waiver to the Code of Business Conduct and Ethics for an executive officer or director or any waiver of the Code of Ethics for Senior Financial Officers may only be granted by our board of directors or our nominating and corporate governance committee and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

To date, there have been no waivers under our Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers. We intend to disclose future amendments to certain provisions of these codes or waivers of such codes granted to executive officers and directors on our website at www.coursera.com within four business days following the date of such amendment or waiver.

Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, charters for each of the audit, LDEIC, and nominating and corporate governance committees and other corporate governance documents, are posted on the investor relations section of our website at https://investor.coursera.com/ under the heading “Governance — Governance Documents.” In addition, stockholders may obtain a printed copy of these documents by writing to Secretary, Coursera, Inc., 381 E. Evelyn Ave. Mountain View, California 94041.

Anti-Hedging Policy

Under our insider trading policy, our directors, officers, employees, consultants and contractors are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges, without prior written pre-clearance from our General Counsel.

Our Director Nomination Process

Our board of directors nominates directors whose term is scheduled to expire at the next annual meeting of stockholders and elects new directors to fill vacancies when they arise. Our nominating and corporate governance committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to the board for nomination or election.

Our board of directors strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives, and skills. Our governance guidelines contain membership criteria that call for candidates to be selected for their character, judgment, leadership, business acumen, diversity of backgrounds, perspectives, skills, age, gender, ethnicity, and professional experience, the ability of a candidate to devote sufficient time and attention to the affairs of the Company, knowledge of or experience in the industry in which the Company operates in, and the extent to which a particular candidate would fill a present or anticipated need on the board of directors. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our nominating and corporate governance committee also seeks to ensure that a majority of our directors are independent under the rules of the NYSE and that one or more of our directors is an “audit committee financial expert” under the rules of the SEC.

The nominating and corporate governance committee believes it appropriate for our Chief Executive Officer to participate as a member of our board of directors.

Prior to our annual meeting of stockholders, our nominating and corporate governance committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. The candidates are evaluated based on the criteria described above, and the candidate’s prior service as a director. If a director no longer wishes to continue in service, if the nominating and corporate governance committee decides not to re-nominate a director, or if a vacancy is created on the board of directors because of a resignation or an increase in the size of the board or other event, then the committee will consider whether to replace the director or to decrease the size of the board. If the decision is to replace a director, the nominating and corporate governance committee will consider various candidates for board membership, including those suggested by committee members, by other board members, a director search firm engaged by the committee or our stockholders. Prospective nominees are evaluated by the nominating and corporate governance committee based on the membership criteria described above and set forth in our corporate governance guidelines.

Stockholder Recommendations for Nominations to Our Board

The nominating and corporate governance committee will consider candidates recommended by stockholders. A stockholder who wishes to suggest a prospective nominee for our board of directors should notify the Secretary of the Company or any member of the nominating and corporate governance committee in writing with any supporting material the stockholder considers appropriate. Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the board of directors at an annual meeting of stockholders. To be timely, our Bylaws provide that the stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not more than 120 days nor less than 90 days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Information required by our Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations pursuant to our Bylaws and under Section 14 of the Exchange Act and the related rules and regulations under that Section.

How to Communicate with our Board

Our board of directors welcomes questions or comments about the Company and our operations. If stockholders or interested parties wish to communicate with our board of directors, including our independent directors, they may send their communication in writing to: Secretary, Coursera, Inc., 381 E. Evelyn Ave. Mountain View, California 94041. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a stockholder or interested party, and all material communications will be forwarded to the appropriate director or directors or committee of our board of directors based on the subject matter.

2021 Director Compensation

The following table shows certain information with respect to the compensation of our non-employee directors during the fiscal year ended December 31, 2021, pursuant to the non-employee director compensation policy described below. None of our other directors received any cash compensation for their service on our Board or committees of our Board in 2021.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)(2)	Total ($)
Carmen Chang	8,804	850,445	859,249
Amanda M. Clark	34,500	235,227	269,727
L. John Doerr	28,500	235,227	263,727
Theodore R. Mitchell	33,000	235,227	286,227
Andrew Y. Ng	37,500	235,227	272,727
Scott D. Sandell	31,500	235,227	266,727
Sabrina L. Simmons	37,500	235,227	272,727

(1)

The amount shown in this column does not reflect the dollar amount actually received by the director, instead it represents the aggregate fair value of the stock awards computed as of the grant date of each award in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 718, Compensation—Stock Compensation (“ASC 718”). Assumptions used in the calculations of these amounts are included in Note 8 to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 3, 2022.

(2)	The following table sets forth the aggregate number of shares of common stock underlying option awards and restricted stock units (“RSUs”) outstanding at December 31, 2021:

Name	Number of shares
Carmen Chang	22,985
Amanda M. Clark	44,195
L. John Doerr	6,695
Theodore R. Mitchell	156,695
Andrew Y. Ng	1,226,695
Scott D. Sandell	6,695
Sabrina L. Simmons	156,695

Standard Compensation Arrangements

Employee directors do not receive any compensation for service as a member of our board of directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board and committee meetings. We have also, from time to time, granted stock options or RSUs to our non-employee directors as compensation under our equity incentive plans.

We have adopted a non-employee director compensation policy that includes the following cash compensation for non-employee directors, which is based on a review of director compensation at comparable companies in our industry, consisting of a $30,000 annual retainer, an additional $20,000 annual retainer for the non-executive chair, and the following additional annual retainers for committee service:

Committee	Chair	Member
Leadership, Diversity, Equity, Inclusion and Compensation Committee	$12,000	$6,000
Nominating and Corporate Governance Committee	8,000	4,000
Audit Committee	20,000	10,000

The non-employee director compensation policy also provides for the annual grant of RSUs under the Coursera, Inc. 2021 Stock Incentive Plan (the “2021 Plan”) following the conclusion of each regular annual meeting of our stockholders, commencing with the Annual Meeting, to each non-employee director who will continue serving as a member of the board of directors. The annual RSU award will be with respect to a number of shares of common stock having an aggregate fair market value equal to $175,000 calculated on the date of grant. Each annual RSU award will become fully vested, subject to continued service as a director, on the earliest of the twelve (12) month anniversary of the date of grant, the next annual meeting of stockholders following the date of grant, or the consummation of a change in control as defined in the 2021 Plan, subject to the non-employee director’s continued service as a director of the Company through the applicable vesting date. In addition, because the first annual RSU award will not be made until the Annual Meeting, we approved the grant of 6,695 liquidity-contingent RSUs on February 17, 2021, to each of our non-employee directors. These RSU awards will vest on the first date upon which both the service-based requirement and the liquidity event requirement are satisfied with respect to the award. The liquidity event requirement was satisfied upon the closing of our initial public offering on April 5, 2021. The service-based requirement will be satisfied on the earlier of May 15, 2022 or the date of the Annual Meeting, subject to continuous service through the vesting date. If a change in control event occurs during the director’s service, all of the shares subject to the award will immediately vest upon such change in control event.

Effective as of October 12, 2021, Carmen Chang was appointed to serve as a member of the board of directors. In connection with her appointment as a director, Ms. Chang received an RSU award valued at $750,000 (based on our average closing stock price during the month of October), which will vest over a three-year period with one-third (1/3) of the award vesting on August 15, 2022, and the remainder of the award vesting in equal quarterly installments thereafter, subject to acceleration on a change in control event and her continued service as a director of the Company through the applicable vesting dates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under “Executive Compensation” or would be described under “Executive Compensation” if the applicable executive officer had been a named executive officer.

Investors’ Rights Agreement, Registration Rights Agreement, and Stockholders Agreement

In connection with the issuance and sale of an aggregate of 7,647,058 shares of our Series F redeemable convertible preferred stock, on July 7, 2020 we entered into an (i) Amended and Restated Investors’ Rights Agreement (the “Rights Agreement”), (ii) Amended and Restated Right of First Refusal and Co-Sale Agreement (the “RoFR Agreement”), and (iii) Amended and Restated Voting Agreement (the “Voting Agreement”) with certain holders of our capital stock, including those that beneficially own more than 5% of our common stock.

The Rights Agreement grants certain holders of our common stock specified registration rights with respect to shares of our common stock, including shares of our common stock issued or issuable upon conversion of the shares of our redeemable convertible preferred stock held by them prior to our initial public offering.

The RoFR Agreement, among other things granted our investors rights of first refusal and co-sale with respect to proposed transfers of our securities by specified stockholders and granted us rights of first refusal (which were primary to the investors’ right of first refusal) with respect to proposed transfers of our securities by specified stockholders. The RoFR Agreement terminated immediately prior to the closing of our initial public offering.

The Voting Agreement provided for the voting of shares with respect to the election of directors and the voting of shares in favor of specified transactions approved by our board of directors and a majority of the shares of common stock then issued or issuable upon conversion of our redeemable convertible preferred stock. The Voting Agreement terminated immediately prior to the closing of our initial public offering.

Online Course Hosting and Services Agreement with Deeplearning.AI

On August 7, 2017, we entered into an Online Course Hosting and Services Agreement (as amended, the “Original Hosting Agreement”) with deeplearning.ai LLC (“DeepLearning LLC”) which is wholly owned by Dr. Ng, Chairman of our board of directors. On October 1, 2020, the Original Hosting Agreement was terminated and we entered into a new Online Course Hosting and Services Agreement (together with the Original Hosting Agreement, the “Hosting Agreements”) with DeepLearning.AI Corp., which is wholly owned by DeepLearning LLC (“DeepLearning Corp.”, and together with DeepLearning LLC, the “DeepLearning Entities”). DeepLearning Corp. develops artificial intelligence education courses which are currently distributed through our platform. Pursuant to the Hosting Agreements, DeepLearning Corp. receives 50% of revenue attributable to courses provided by the DeepLearning Entities (subject to customary conditions and deductions) on our platform, except for a certain machine learning specialization courses co-developed and co-branded by the DeepLearning Entities and Stanford, for which we make payments to Stanford equal to 60% of revenue attributable to such courses, which amount is subsequently shared between the DeepLearning Entities and Stanford. We are not party to, or otherwise involved with, this subsequent revenue sharing arrangement. Under the Hosting Agreements, we made payments to the DeepLearning Entities in an amount of approximately $9.9 million in 2021.

Consulting Agreement with Andrew Y. Ng

On June 1, 2014, we entered into a Consultant and Proprietary Information Nondisclosure Agreement with Dr. Ng for advisory services (the “Consulting Agreement”). Under the terms of the Consulting Agreement, Dr. Ng receives continued vesting under the previously executed Stock Restriction Agreement, reimbursement for reasonable expenses required to complete his duties and responsibilities (subject to approval from our Chief Executive Officer) and payment of $1.00 per annum.

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Employment Agreements

We have entered into employment agreements and offer letter agreements with certain of our executive officers. See “Executive Compensation—Existing Employment Agreements with Our Named Executive Officers” and “—Potential Payments Upon Termination or Change in Control.”

Policies and Procedures for Transactions with Related Persons

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness) in which we or any of our subsidiaries are participants, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant, or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director, or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an executive officer with knowledge of the proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors, and certain significant stockholders. In considering related person transactions, our audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

Our audit committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

EXECUTIVE OFFICERS

Executive Officers

The names of our executive officers and other corporate officers, and their ages as of April 1, 2022, are as follows:

Name	Age	Position
Jeffrey N. Maggioncalda	53	President, Chief Executive Officer and Director
Kenneth R. Hahn	55	Senior Vice President, Chief Financial Officer, and Treasurer
Anne T. Cappel	60	Senior Vice President, General Counsel, and Secretary
Leah F. Belsky	41	Senior Vice President and Chief Enterprise Officer
Kimberly A. Caldbeck	38	Senior Vice President and Chief Marketing Officer
Shravan K. Goli	51	Senior Vice President, Chief Product Officer and Head of Consumer Revenue
Richard J. Jacquet, Jr.	54	Senior Vice President and Chief People Officer
Betty M. Vandenbosch	65	Senior Vice President and Chief Content Officer
Xueyan Wang	41	Senior Vice President, Services
Chun Yu (“Richard”) Wong	44	Senior Vice President, Engineering
Michele M. Meyers	42	Vice President, Accounting and Chief Accounting Officer

Certain biographical information of our executive officers are set forth below (except Mr. Maggioncalda’s information, which is set forth above under “Proposal 1 Election of Directors—Other Directors”):

Kenneth R. Hahn has served as our Senior Vice President, Chief Financial Officer and Treasurer since May 2020. Prior to joining Coursera, Mr. Hahn was the Chief Financial Officer of CollectiveHealth, Inc., a private healthcare SaaS company, from March 2017 until May 2020. From October 2014 until March 2017, Mr. Hahn was the Chief Financial Officer of Icontrol Networks, Inc. (acquired by Comcast Corporation), a private security SaaS company. Mr. Hahn also previously served as Chief Financial Officer at QuinStreet, Inc. (Nasdaq: QNST), Borland Software Corporation (Nasdaq: BORL), and Extensity, Inc. (Nasdaq: EXTN) Mr. Hahn holds a B.A. in Business Administration summa cum laude from California State University, Fullerton and an M.B.A. from Stanford Graduate School of Business, where he was named an Arjay Miller Scholar.

Anne T. Cappel has served as our Senior Vice President, General Counsel and Secretary since October 2017. Prior to joining Coursera, Ms. Cappel served in multiple roles for Financial Engines, Inc. from November 2003 to April 2016, including as Executive Vice President, General Counsel and Secretary. She also served as Vice President and Assistant General Counsel at Loomis Sayles & Company, L.P., a federally registered investment advisor, from April 2000 to October 2003. Ms. Cappel holds a J.D. from Boston University School of Law and a B.A. in Economics from Yale University.

Leah F. Belsky has served as our Senior Vice President and Chief Enterprise Officer since December 2019. Prior to becoming our Chief Enterprise Officer, Ms. Belsky served in various other roles at Coursera, including as Senior Vice President of Enterprise from March 2018 until December 2019, Vice President of Global Sales & Business Development from November 2016 until March 2018, and as Vice President of Partnerships from October 2015 until November 2016. Prior to joining Coursera, from October 2011 until October 2015, Ms. Belsky was Senior Vice President at Kaltura, Inc., a video technology company, where she oversaw enterprise growth, operations, services, and international expansion during her tenure. Ms. Belsky holds a B.A. in Political Science and Human Biology from Brown University and a J.D. from Yale Law School.

Kimberly A. Caldbeck has served as our Senior Vice President and Chief Marketing Officer since June 2018 and previously served as Director of Brand and Product Marketing from April 2015 until May 2018. Prior to joining Coursera, Ms. Caldbeck spent five years at Facebook, Inc., a social networking company, from 2010 to April 2015, launching many of Facebook’s first consumer marketing campaigns. Ms. Caldbeck holds a B.A. in Sociology and Psychology from Harvard University and an M.B.A. from the Stanford Graduate School of Business.

Shravan K. Goli has served as our Senior Vice President and Chief Product Officer and Head of Consumer Revenue since April 2018. Prior to joining Coursera, Mr. Goli worked at DHI Group, Inc. where he served as President of Dice.com (predecessor of DHI Group, Inc.), an online job searching platform, from February 2013 until June 2017. Before that, Mr. Goli served as President and Chief Executive Officer of Dictionary.com, LLC, an online dictionary, from 2009 until 2013. Previously, Mr. Goli was the General Manager for Social Media Business at Slide, Inc., a software company, and also served as the General Manager for Yahoo! Video and the Head of Products for Yahoo! Finance at Yahoo! Inc., a web services company. Mr. Goli holds a Bachelor of Engineering in Computer Science from Osmania University, an M.S. in Computer Science from the University of Maryland and an M.B.A. from the University of Washington. Mr. Goli has also served as a director of NetGear, Inc. since August 2021 and as a member of the Nominating and Corporate Governance and Software and Subscription Committees.

Richard J. Jacquet, Jr. has served as our Senior Vice President and Chief People Officer since January 2019. Prior to joining Coursera, Mr. Jacquet was the Chief People Officer of Gigamon Inc., a networking and security SaaS company, from May 2013 until January 2019. From March 2007 to May 2013, Mr. Jacquet held various other positions at Yahoo! Inc. Mr. Jacquet holds a B.S. in Business from California State University, Chico and an M.B.A. from Notre Dame de Namur University.

Betty M. Vandenbosch has served as our Senior Vice President and Chief Content Officer since April 2020. Prior to joining Coursera, Dr. Vandenbosch was the Chancellor of Purdue University Global from March 2018 to April 2020. From October 2015 until March 2018, Dr. Vandenbosch was President of Kaplan University. Dr. Vandenbosch holds a Ph.D. in Management Information Systems, and an M.B.A. and a B.S. in Computer Science from Western University in Ontario, Canada.

Xueyan Wang has served as our Senior Vice President, Services since April 2018 and previously served as Director of Content and Product Services from August 2014 until April 2018. Prior to joining Coursera, Ms. Wang spent nine years at Alphabet Inc., the parent company of Google LLC, a technology company, leading various services and operations functions in the United States and China across advertising, commerce, and consumer products. Ms. Wang holds a B.A. in English from Beijing Foreign Studies University and an M.A. in Journalism and Mass Communication from the University of Georgia.

Chun Yu (“Richard”) Wong has served as our Senior Vice President, Engineering since June 2019 and prior to this, was our Vice President of Engineering from March 2017 to June 2019, our Director of Engineering from September 2015 to March 2017, and an Engineering Manager from January 2015 to September 2015. Prior to joining Coursera, Mr. Wong served in various engineering leadership roles at LinkedIn Corporation, a social network company, from March 2011 to January 2015, and Microsoft Corporation, a computer software company, from September 2000 to March 2011. Mr. Wong holds a B. Eng. in Information Engineering from the Chinese University of Hong Kong and an M.S. in Electrical Engineering from Stanford University.

Michele M. Meyers has served as our Vice President, Accounting and Chief Accounting Officer since March 2022. Prior to joining Coursera, Ms. Meyers spent seven years at Black Knight, Inc. (NYSE: BKI) (“BKI”), a market-leading provider of software solutions, data, and analytics to the mortgage and real estate industries, serving for three years as their Chief Accounting Officer and Treasurer and for four years as their Vice

President, Finance and Controller. From July 2012 to January 2015, Ms. Meyers served as Vice President and Corporate Controller of Altisource Portfolio Solutions S.A. (NASDAQ: ASPS), an integrated service provider and marketplace for the real estate and mortgage industries. Ms. Meyers began her career with Deloitte & Touche LLP, where she held various titles of increasing responsibility, last serving in the role of Audit Senior Manager. Ms. Meyers earned a bachelor’s degree in accounting from the University of West Florida and is a certified public accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation of the following persons, whom we refer to as our named executive officers: (i) our Chief Executive Officer and (ii) our next two most highly compensated executive officers on December 31, 2021.

Name and principal position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeffrey N. Maggioncalda President and Chief Executive Officer	2021	400,000	2,260,346	2,446,721	272,300	315	5,379,682
	2020	400,000	6,592,857	7,598,911	322,500	315	14,914,583
Kenneth R. Hahn Senior Vice President, Chief Financial Officer, Treasurer	2021	370,833	1,356,208	1,468,033	235,993	315	3,431,382
	2020	218,750	1,727,443	5,780,574	141,094	315	7,868,176
Leah F. Belsky Senior Vice President and Chief Enterprise Officer	2021	337,500	1,130,173	1,223,361	350,794	315	3,042,143

(1)

The amounts shown in this column do not reflect the dollar amount actually received by the named executive officer, instead represent the aggregate grant-date fair value of awards granted to each named executive officer under our equity incentive plans, computed in accordance with ASC 718.

(2)

The amounts in this column represent the applicable named executive officer’s total annual performance-based cash bonus. See “Annual Cash Bonuses” for additional information regarding the bonus payments for the year ended December 31, 2021. For Ms. Belsky, the amounts in this column also include a sales commission bonus of $258,892, earned pursuant to our FY21 Enterprise Incentive Plan.

(3)	The amounts in this column represent the dollar value of life insurance premiums paid by us during the covered fiscal year for the benefit of the applicable named executive officer.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our named executive officers. In setting our named executive officers’ base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our named executive officers, individual performance as compared to our expectations and objectives, our desire to motivate our named executive officers to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company.

Base Salaries

In 2021, base salary was set at a level that was commensurate with each named executive officer’s respective duties and authorities, contributions, prior experience and sustained performance.

Annual Cash Bonuses

We maintain an Executive Incentive Compensation Plan in which our named executive officers participate. Participants are eligible to earn an annual cash incentive payment based upon an individual at-target incentive opportunity, which is assigned individually and expressed as either a target dollar amount or as a percentage of the named executive officer’s annual base salary earned during that portion of the year in which he or she is designated a participant in the plan. The actual incentive payment amount is determined based on the satisfaction of certain performance criteria and generally becomes payable, if at all, during the first quarter of the calendar year following the year the performance criteria are measured. Executives must be employed on the date of payment to receive a bonus under the Executive Incentive Compensation Plan, except as provided in the executive’s employment agreement or the Executive Severance Plan (as described below).

For 2021, Mr. Maggioncalda’s, Mr. Hahn’s, and Ms. Belsky’s target bonuses under the Executive Incentive Compensation Plan were 63%, 60% and 25% of their respective 2021 base salaries. For 2021, the performance criteria applicable to each of our named executive officers included the achievement of target rates of annual revenue, cash from new content and annual contract value for Coursera for Campus. Based on our achievement of the annual revenue and cash from new content targets and the annual contract value for Coursera for Campus in 2021, our LDEIC determined that the bonuses would be paid at 109% of target resulting in the bonus payouts set forth above. Incentive payments under the Executive Incentive Compensation Plan were paid to each of our named executive officers in March 2022 for their performance in 2021.

In addition to the Executive Incentive Compensation Plan, we maintain an annual commission plan in which Ms. Belsky participates. Under our FY21 Enterprise Incentive Plan, eligible employees, including Ms. Belsky, are eligible to earn commissions tied primarily to individual and team sales and bookings (including upsells, subscriptions and renewals) quotas with commissions advanced quarterly and earned when bookings are closed. Advanced but unearned commissions are recoverable by the Company. In 2021, Ms. Belsky’s target bonus under the FY21 Enterprise Incentive Plan was 75% of her 2021 base salary.

Equity Incentive Award

Our equity incentive awards are designed to align our interests with those of our employees, including our named executive officers. Stock options and RSUs may be granted to our employees, including our named executive officers, under the Company’s 2021 Stock Incentive Plan (the “2021 Plan”). Each of our named executive officers received an award(s) of RSUs under the 2021 Plan during 2021.

Options are granted with an exercise price not less than the fair market value of shares of our common stock on the date of grant and generally become vested and exercisable within four years after the date of grant, subject to accelerated vesting in certain circumstances. Options generally expire ten years from the date of grant. The 2021 Plan provides for the grant of incentive stock options (“ISOs”), which qualify for favorable tax treatment to recipients under Section 422 of the Internal Revenue Code (the “Code”), and nonstatutory stock options (“NSOs”). Such awards may be granted to our employees, including officers, and to non-employee directors and consultants.

Health and Welfare Benefits and Perquisites

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life and disability insurance plans, in each case on the same basis as all of our other employees. We do not maintain any executive-specific benefit or perquisite programs.

Retirement Benefits

We sponsor a tax-qualified 401(k) plan for our eligible United States employees, including the named executive officers. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. An employee’s interest in his or her salary deferral contributions is 100% vested when contributed. We did not provide matching or profit-sharing contributions under this plan in 2021; however, we began providing a Company match of 3% of participant’s semi-monthly salary, up to a maximum of $2,500 annually, in 2022.

We do not provide employees, including our named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans or nonqualified defined contribution plans.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our board or the LDEIC committee may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Existing Employment Agreements with Our Named Executive Officers

Below are descriptions of the material terms of the offer letter agreements with our named executive officers. These agreements generally provide for at-will employment and set forth the named executive officer’s initial base salary and eligibility for employee benefits.

Employment Agreement with Jeffrey N. Maggioncalda

We entered into an employment agreement with Mr. Maggioncalda dated June 1, 2017 (the “Maggioncalda Employment Agreement”) to serve in the position of Chief Executive Officer. The Maggioncalda Employment Agreement provides for an initial annual base salary of $400,000 and eligibility to receive an annual bonus with a target amount equal to $250,000 under the Executive Incentive Compensation Plan, with the actual bonus payment determined based upon the achievement of Company performance objectives established by the board of directors and subject to the terms of the plan and Mr. Maggioncalda’s continued employment through the date of payment.

Pursuant to the Maggioncalda Employment Agreement, the board of directors approved the grant to Mr. Maggioncalda of a stock option to purchase 5,552,808 shares of our common stock at an exercise price equal to the fair market value of a share of our common stock as determined by the board of directors on July 13, 2017, the date of grant (the “Maggioncalda Option”). The Maggioncalda Option is intended to be an ISO to the maximum extent permitted under the Code and will otherwise be an NSO. The Maggioncalda Option vested over the four year period commencing on Mr. Maggioncalda’s start date.

The Maggioncalda Employment Agreement provides that if he is terminated by us without “cause” or experiences a “constructive termination” (as such terms are defined in the Maggioncalda Employment Agreement), and provided that he delivers a signed release of claims in our favor that becomes effective and irrevocable within sixty (60) days of his termination of employment, Mr. Maggioncalda will be entitled to (i) a lump sum payment equal to the sum of (x) twelve (12) months of his then current annual base salary plus (x) his full target bonus for the calendar year of his termination. Mr. Maggioncalda may also become entitled to receive certain severance benefits, including Company-paid COBRA coverage and service-based vesting acceleration, pursuant to the terms of the Executive Severance Plan as described under “—Potential Payments upon Termination or Change in Control.”

Employment Agreement with Kenneth R. Hahn

We entered into an employment agreement with Mr. Hahn dated as of April 27, 2020 to serve in the position of Senior Vice President and Chief Financial Officer (the “Hahn Employment Agreement”). The Hahn Employment Agreement provides for an initial annual base salary of $350,000 and eligibility to receive an annual bonus with a target amount equal to 50% of Mr. Hahn’s annual base salary under the Executive Incentive Compensation Plan, with the actual bonus payment determined based upon the achievement of company performance objectives established by the Chief Executive Officer and subject to the terms of the plan and Mr. Hahn’s continued employment through the date of payment. Mr. Hahn’s annual bonus target amount under the Executive Incentive Compensation Plan increased from 50% to 60%, effective March 1, 2021.

Pursuant to the Hahn Employment Agreement, the board of directors approved the grant to Mr. Hahn of an option to purchase 1,250,000 shares of our common stock at an exercise price equal to the fair market value of a share of our common stock as determined by the board of directors on May 19, 2020, the date of grant (the “Hahn Option”). The Hahn Option is intended to be an ISO to the maximum extent permitted under the Code and will otherwise be an NSO. The Hahn Option vests over four years commencing on Mr. Hahn’s start date, with 25% of the shares underlying the Hahn Option vesting on the first anniversary of Mr. Hahn’s start date, and the balance vesting in equal monthly installments over the next thirty-six (36) months, in each case subject to Mr. Hahn’s continued service with us.

The Hahn Employment Agreement includes severance and vesting acceleration provisions. However, because the Executive Severance Plan, described under “—Potential Payments upon Termination or Change in Control,” includes severance and vesting acceleration provisions that are more favorable to Mr. Hahn, the severance and vesting acceleration provisions in the Executive Severance Plan, rather than in the Hahn Employment Agreement, will apply to Mr. Hahn.

Employment Agreement with Leah F. Belsky

We entered into an employment agreement with Ms. Belsky dated as of July 1, 2018 (the “Belsky Employment Agreement”). The Belsky Employment Agreement provides for Ms. Belsky’s at-will employment as our VP, Enterprise Solutions. Ms. Belsky became our Chief Enterprise Officer in December 2019. Beginning in March 2021, Ms. Belsky received a base salary of $345,000. In 2021, Ms. Belsky’s annual target bonus under the Executive Incentive Plan was 25% of her 2021 base salary, with the actual bonus payment determined based upon the achievement of Company performance objectives established by the Chief Executive Officer and subject to the terms of the plan and Ms. Belsky’s continued employment through the date of payment. Ms. Belsky’s annual target bonus under the FY21 Enterprise Incentive Plan was 75% of her 2021 base salary, with the actual bonus payment determined based on individual and team sales and bookings with payments advanced quarterly and earned when bookings are closed.

Pursuant to the Belsky Employment Agreement, the board of directors approved the grant to Ms. Belsky of an option to purchase 100,000 shares of our common stock at an exercise price equal to the fair market value of a share of our common stock as determined by the board of directors on July 11, 2018, the date of grant (the “Belsky Option”). The Belsky Option is intended to be an ISO to the maximum extent permitted under the Code and will otherwise be an NSO. The Belsky Option vested over four years commencing on July 1, 2018 start date, with 25% of the shares underlying the Belsky Option vesting on the first anniversary of July 1, 2018, and the balance vesting in equal monthly installments over the next thirty-six (36) months, in each case subject to Ms. Belsky’s continued service with us.

The Belsky Employment Agreement includes severance and vesting acceleration provisions. However, because the Executive Severance Plan, described under “—Potential Payments upon Termination or Change in Control,” includes severance and vesting acceleration provisions that are more favorable to Ms. Belsky, the severance and vesting acceleration provisions in the Executive Severance Plan, rather than in the Belsky Employment Agreement, will apply to Ms. Belsky.

Employee Assignment of Intellectual Property and Confidentiality Agreements

Each of our named executive officers has executed a form of our standard Proprietary Information and Inventions Assignment Agreement, which contains customary restrictions on disclosure of our confidential information, as well as provisions regarding the assignment of intellectual property.

Potential Payments upon Termination or Change in Control

Executive Severance Plan

On January 5, 2021, we adopted an Executive Severance Plan (the “Executive Severance Plan”) applicable to our Chief Executive Officer and certain members of our executive management team who report directly to our Chief Executive Officer (including each of our named executive officers) that is effective as of January 5, 2021. Under the Executive Severance Plan, if a named executive officer’s employment is terminated by us without “cause” (as defined in the Executive Severance Plan), and provided that he or she delivers a signed release of claims in our favor that becomes effective and irrevocable within sixty (60) days of his or her termination of employment and complies with all applicable restrictive covenants and contractual obligations, the named executive officer will be entitled to (i) a lump sum payment equal to the sum of (A) six (6) months of his or her then current annual base salary plus (B) an additional week of his or her then current annual base salary for every full year of employment with us prior to termination, payable on the first business day after the sixtieth (60th) day following the named executive officer’s termination of employment, and (ii) if the named executive officer elects to continue health insurance coverage under COBRA for the named executive officer and the named executive officer’s eligible dependents, payment by us of the COBRA premium for a period of six (6) months following the named executive officer’s termination of employment for such coverage as of the date of the named executive officer’s termination, payable commencing on the first business day after the sixtieth (60th) day following the named executive officer’s termination of employment.

If any named executive officer’s employment is terminated (i)(A) by the named executive officer with “good reason” (as defined in the Executive Severance Plan), or (B) by us without “cause” and (ii) such termination occurs within three (3) months prior to or twelve (12) months following a “change of control” (as such terms are defined in the Executive Severance Plan), and provided that he or she delivers a signed release of claims in our favor that becomes effective and irrevocable within sixty (60) days following the later of his or her termination of employment and the change of control, as applicable, and complies with all applicable restrictive covenants and contractual obligations, the named executive officer will be entitled to receive:

•

a lump sum payment equal to the sum of (i) six (6) months of his or her then current annual base salary, plus (ii) an additional week of his or her then current annual base salary for every full year of employment with us prior to termination, plus (iii) the amount of any earned but unpaid bonus attributable to the fiscal year preceding the year in which the termination of employment occurs, plus (iv) a pro-rated portion of the named executive officer’s then current target annual bonus;

•

if the named executive officer elects to continue health insurance coverage under COBRA for the named executive officer and the named executive officer’s eligible dependents, payment by us of the COBRA premium for a period of six (6) months following the named executive officer’s termination of employment for such coverage as of the date of the named executive officer’s termination, payable commencing on the first business day after the sixtieth (60th) day following the named executive officer’s termination of employment; and

•

full acceleration of service-based vesting of all equity compensation awards subject only to service-based vesting granted under our 2014 Executive Stock Incentive Plan, our 2013 Stock Incentive Plan, our 2021 Stock Incentive Plan, or any other equity incentive plan of the Company, and outstanding during the term of the Executive Severance Plan, without regard to whether the named executive officer’s termination is during or after the expiration or termination of Executive Severance Plan.

In addition, in the event any of the payments or benefits provided for under the Executive Severance Plan or that are otherwise paid or will become payable to a named executive officer would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of such payments and benefits or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer.

To the extent that an eligible named executive officer participates in any other plan or has entered into another agreement with us that also provides for one or more of the severance benefits provided under the Executive Severance Plan, then with respect to each such payment or benefit, the named executive officer will be entitled to receive either (i) such payment or benefit under such other agreement or (ii) the payment or benefit provided under the Executive Severance Plan, whichever of the foregoing results in the receipt by the named executive officer on an after-tax basis of the greater payment or benefit, and provided that the named executive officer does not receive any duplication of payments or benefits.

The Executive Severance Plan has an initial term ending on the third anniversary of its effective date, and automatically renews for successive additional terms of three years unless terminated or amended by the LDEIC committee at the end of the initial term or additional term, as applicable. If a change of control occurs when there are fewer than twelve months remaining in the term, then the term extends automatically through the date that is twelve months following the change of control.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding equity awards for each of our named executive officers as of December 31, 2021:

				Option Awards			Stock Awards
Name	Date Granted		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Jeffrey N. Maggioncalda	7/13/2017	(1)	3,705,875	—	2.56	7/13/2027	—	—
	11/18/2020	(1)	—	700,000	15.17	11/18/2030	—	—
	11/18/2020	(2)	—	—	—	—	333,000	8,138,520
	11/30/2021	(3)	—	150,740	29.99	11/30/2031	—	—
	11/30/2021	(4)	—	—	—	—	75,370	1,842,043
Kenneth R. Hahn	5/19/2020	(1)	203,128	755,209	6.06	5/19/2030	—	—
	12/7/2020	(5)	—	—	—	—	80,000	1,955,200
	11/30/2021	(3)	—	90,444	29.99	11/30/2031	—	—
	11/30/2021	(4)	—	—	—	—	45,222	1,105,226
Leah F. Belsky	7/11/2018	(1)	—	14,584	2.23	7/11/2018	—	—
	8/29/2018	(1)	38,790	16,667	2.23	8/29/2028	—	—
	8/27/2019	(1)	41,127	62,500	6.30	8/27/2029	—	—
	8/18/2020	(1)	53,000	106,000	7.91	8/18/2030	—	—
	8/18/2020	(6)	—	—	—	—	36,438	890,545
	12/7/2020	(5)	—	—	—	—	180,000	4,399,200
	11/30/2021	(3)	—	75,370	29.99	11/30/2031	—	—
	11/30/2021	(4)	—	—	—	—	37,685	921,021

(1)

25% of the total number of shares of stock subject to this option will vest on the first anniversary of the vesting commencement date (as defined in the stock option agreement) and 1/48th of the total number of shares of stock subject to the option will vest in monthly installments for 36 months thereafter, subject to the named executive officer’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.

(2)

These RSUs were granted subject to a service based vesting condition as well as a liquidity event vesting condition. The liquidity event vesting condition was satisfied on the closing of our initial public offering. As a result, 25% of the RSUs will vest on May 15, 2022, with the remaining 75% of the RSUs vesting in 12 equal quarterly installments thereafter, subject to the named executive officer’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.

(3)

25% of the total number of shares subject to this option will vest on February 15, 2023, with the remaining 75% of the shares subject to this option vesting in 36 equal monthly installments thereafter, subject to the named executive officer’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.

(4)

25% of the RSUs will vest on February 15, 2023, with the remaining 75% of the RSUs vesting in 12 equal quarterly installments thereafter, subject to the named executive officer’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.

(5)

These RSUs were granted subject to a service based vesting condition as well as a liquidity event vesting condition. The liquidity event vesting condition was satisfied on the closing of our initial public offering. As a result, 25% of the RSUs will vest on May 15, 2023, with the remaining 75% of the RSUs vesting in eight equal quarterly installments thereafter, subject to the named executive officer’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.

(6)

These RSUs were granted subject to a service based vesting condition as well as a liquidity event vesting condition. The liquidity event vesting condition was satisfied on the closing of our initial public offering. As a result, 25% of the RSUs vested on August 15, 2021, with the remaining 75% of the RSUs vesting in 12 equal quarterly installments thereafter, subject to the named executive officer’s continuous service through each such date. If applicable, vesting accelerates as provided in, and subject to the terms and conditions of, the Executive Severance Plan.

Equity Compensation Plan Information

The following table summarizes the number of shares of common stock to be issued upon the exercise of outstanding options, warrants and rights granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance under our equity compensation plans as of December 31, 2021.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	30,388,160	$4.25	(2)	16,905,525	(3)
Equity compensation plans not approved by security holders	—	—		—

Total	30,388,160	$4.25		16,905,525

(1)

Includes the 2021 Stock Incentive Plan (the “2021 Plan”), but does not include future rights to purchase common stock under the 2021 Employee Stock Purchase Plan (the “ESPP”), which depend on a number of factors described in the ESPP and will not be determined until the end of the applicable purchase period.

(2)

The weighted-average exercise price takes into account 7,387,288 shares under approved plans issuable upon vesting of outstanding RSUs, which have no exercise price. The weighted average exercise price solely with respect to options outstanding under the approved plans is $5.62.

(3)	Represents 14,333,573 shares available for future issuance under the 2021 Plan and 2,571,952 shares available for future issuance under the ESPP as of December 31, 2021.

The 2021 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year for a period of ten years beginning in 2022, equal to the lesser of (x) 5% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (y) such lesser amount that our board of directors determines for purposes of the annual increase for that fiscal year. As of January 1, 2022, the 2021 Plan was increased by 7,095,302 shares pursuant to such evergreen provision.

The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock available for purchase under such plan shall be increased on the first day of each year for a period of ten years beginning in 2022, equal to the least of (x) 1% of the number of shares of common stock outstanding on such date, (y) 11,000,000 shares, or (z) a lesser amount determined by our board of directors. As of January 1, 2022, the ESPP was increased by 1,419,060 shares pursuant to such evergreen provision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 1, 2022 as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our named executive officers listed in the Summary Compensation Table, (3) each of our directors and director nominees, and (4) all of our current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 143,362,938 shares of common stock outstanding as of March 1, 2022.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable, or RSUs that vest, in each case, within 60 days of March 1, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as otherwise set forth in footnotes to the table below, the address of each of the persons listed below is c/o Coursera, Inc., 381 E. Evelyn Ave. Mountain View, California 94041, and the person listed has sole voting and dispositive power over the shares reported.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
Named Executive Officers and Directors:
Jeffrey N. Maggioncalda(1)	3,667,570	2.5%
Kenneth R. Hahn(2)	324,553	*
Leah F. Belsky(3)	517,298	*
Andrew Y. Ng(4)	8,825,048	6.1%
Carmen Chang(5)	2,205,883	1.5%
Amanda M. Clark	15,625	*
L. John Doerr(6)	7,282,184	5.1%
Theodore R. Mitchell(7)	71,875	*
Scott D. Sandell(8)	15,867,769	11.1%
Sabrina L. Simmons(9)	84,375	*
All current executive officers and directors as a group (20 persons)(10)	39,910,703	26.4%
5% Stockholders:
Entities affiliated with New Enterprise Associates 13, Limited Partnership(11)	15,867,769	11.1%
Entities affiliated with G Squared(12)	12,197,337	8.5%
Baillie Gifford & Co(13)	17,260,597	12.0%
Norges Bank (The Central Bank of Norway)(14)	7,928,331	5.5%
Capital Research Global Investors(15)	7,253,098	5.1%
The Vanguard Group(16)	8,930,050	6.2%

*	Represents beneficial ownership of less than 1%.
(1)

Includes (i) options to purchase 2,095,322 shares of common stock that are exercisable within 60 days of March 1, 2022, held by Mr. Maggioncalda, and (ii) options to purchase 1,571,491 shares of common stock that are exercisable within 60 days of March 1, 2022, held by Anne Maggioncalda, Mr. Maggioncalda’s spouse.

(2)	Includes options to purchase 307,295 shares of common stock that are exercisable within 60 days of March 1, 2022.
(3)	Includes options to purchase 175,334 shares of common stock that are exercisable within 60 days of March 1, 2022.
(4)	Includes options to purchase 1,220,000 shares of common stock that are exercisable within 60 days of March 1, 2022.
(5)	Consists of shares of common stock held by NEA 17 (as defined below). See footnote (9) below.
(6)

Represents (i) 5,675,695 shares of common stock held by KPCB Holdings, Inc., as nominee for the accounts of Kleiner Perkins Caufield & Byers XIV, LLC (“KPCB XIV”) and KPCB XIV Founders Fund, LLC (“KPCB XIV FF” and collectively with KPCB XIV, the “KPCB Entities”), (ii) 862,996 shares of common stock held of record by WindyHill, LLC (“WindyHill”), (iii) 14,030 shares of common stock held by The Austin 1999 Trust Dated May 25, 1999 for which John Doerr serves as trustee, (iv) 14,030 shares of common stock held by The Hampton 1999 Trust Dated May 25, 1999 for which John Doerr serves as trustee, (v) 149,104 shares of common stock held by Vallejo Ventures Trust for which John Doerr and his spouse serve as trustees, (vi) 15,652 shares of common stock held by KPIC, LLC, of which Vallejo Ventures Trust is the sole member, (vii) 1,471shares of common stock held by Lupum Ventures, LLC, of which the managing member is Vallejo Ventures Trust and (viii) 549,206 shares of common stock held by Portico Libre, LLC, of which Vallejo Ventures Trust is the sole member. The managing member of the KPCB Entities is KPCB XIV Associates, LLC (“KPCB XIV Associates”). John Doerr, a managing member of KPCB XIV Associates, exercises shared voting and dispositive control over the shares held by the KPCB Entities and by KPCB XIV Associates. The shares held by WindyHill are held indirectly by John Doerr, who holds voting and dispositive power over these shares.

(7)	Includes options to purchase 71,875 shares of common stock that are exercisable within 60 days of March 1, 2022.
(8)	Consists of shares of common stock held by NEA 13 and NEA 17 (each, as defined below). See footnote (11) below.
(9)	Includes exercisable options to purchase 84,375 shares of common stock vesting within 60 days of March 1, 2022.
(10)

Consists of (i) 32,011,483 shares of common stock beneficially owned, directly or indirectly, by our current executive officers and directors and (ii) options to purchase 7,783,095 shares of common stock that are exercisable within 60 days of March 1, 2022.

(11)

According to Amendment No. 1 to Schedule 13G filed on February 7, 2022 by, New Enterprise Associates 13, L.P. (“NEA 13”), represents (i) 13,661,886 shares of common stock held of record by NEA 13 and (ii) 2,205,883 shares of common stock held of record by New Enterprise Associates 17, L.P. (“NEA 17”). The shares held by NEA 13 are held indirectly by NEA Partners 13, L.P. (“NEA Partners 13”), which is the sole general partner of NEA 13, NEA 13 GP, LTD (“NEA 13 LTD”), the sole general partner of NEA Partners 13, and each of the individual directors of NEA 13 LTD. The shares held by NEA 17 are held indirectly by NEA Partners 17, L.P. (“NEA Partners 17”), which is the sole general partner of NEA 17, NEA 17 GP, LLC (“NEA 17 LLC”), the sole general partner of NEA Partners 17, and each of the individual managers of NEA 17 LLC. The individual directors of NEA 13 LTD (the “Directors”) are Forest Baskett, Patrick Kerins, and Scott Sandell, and the individual managers (the “Managers”) of NEA 17 LLC are Forest Baskett, Ali Behbahani, Carmen Chang, Anthony Florence, Liza Landsman, Mohamad Makhzoumi, Joshua Makower, Edward Mathers, Peter Sonsini, Paul Walker, Rick Yang, and Scott D. Sandell. The Directors and the Managers share voting and dispositive power over the shares held directly by NEA 13 and NEA 17, respectively. The address of the principal business office of each of the above entities is 1954 Greenspring Drive, Suite, 600, Timonium, MD 21093.

(12)

Consists of (i) 3,628,987 shares of common stock held of record by G Squared Opportunities ICAV, (ii) 3,571,274 shares of common stock held of record by G Squared Opportunities Fund IV LLC, (iii) 2,130,506 shares of common stock held of record by Ventura-Gsquared Investments LP Fund, (iv) 829,899 shares of common stock held of record by G Squared IV, LP, (v) 926,990 shares of common stock held of record by G Squared IV, SCSp, (vi) 230,702 shares of common stock held of record by G Squared Coursera IV LLC, (vii) 513,342 shares of common stock held of record by G Squared V LP, (viii) 136,658 shares of common stock held of record by G Squared Opportunities Fund V LLC, (ix) 294,324 shares of common stock held of record by G Squared Special Situations Fund LLC, (x) 672,224 shares of common stock held of record by G Squared Opportunities Fund I LLC, (xi) 4,744 shares of common stock held of record by G Squared Opportunities Fund II LLC, (xii) 3,333,333 shares of common stock held of record by G Squared Coursera LLC, (xiii) 895,668 shares of common stock held of record by G Squared Opportunities Fund I, Series C-6, (xiv) 666,667 shares of common stock held of record by G Squared Opportunities Fund I, Series C-7, (xv) 666,663 shares of common stock held of record by G Squared Coursera II LLC and (xvi) 133,333 shares of common stock held of record by G Squared Coursera III LLC.
(13)

According to Amendment No. 1 to Schedule 13G filed on February 1, 2022 by Baillie Gifford & Co., Baillie Gifford & Co. has sole voting power over 16,264,968 shares of common stock and sole dispositive power over 17,260,597 shares of common stock. The shares of common stock are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The principal business address of Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom.

(14)

According to Amendment No. 1 to Schedule 13G filed on February 8, 2022 by Norges Bank (“Norges”), Norges has sole voting power over 7,918,938 shares of common stock, sole dispositive power over 7,918,938 shares of common stock and shared dispositive power over 9,393 shares of common stock. The principal business address of Norges Bank is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.

(15)

According to a Schedule 13G filed on February 11, 2022 by Capital Research Global Investors (“CRGI”), CRGI is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., and Capital Group Private Client Services, Inc. (together with CRMC, the “investment management entities”). CRGI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors.” The principal business address of CRGI is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(16)

According to a Schedule 13G filed on February 9, 2022 by The Vanguard Group, the Vanguard group has shared voting power over 57,031 shares of common stock, sole dispositive power over 8,822,909 shares of common stock, and shared dispositive power over 107,141 shares of common stock. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

REPORT OF THE AUDIT COMMITTEE

The audit committee operates under a written charter adopted by the board of directors. A link to the audit committee charter is available on our website at www.coursera.org. All members of the audit committee meet the independence standards established by the NYSE.

In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual consolidated financial statements with accounting principles generally accepted in the United States. It is not the duty of the audit committee to plan or conduct audits, to determine that the Company’s annual consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting.

Within this framework, the audit committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021. The audit committee has also discussed with the independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Audit Committee
Sabrina L. Simmons (Chair)
Amanda M. Clark
Theodore R. Mitchell

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Deloitte & Touche LLP (Deloitte & Touche) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte & Touche has served as our independent public accounting firm since 2013. Representatives of Deloitte & Touche are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by Deloitte & Touche for the years set forth below:

	Year ended December 31,
	2021	2020
	(In thousands)
Audit Fees (1)	$3,418	$540
Tax Fees(2)	818	697
Audit-Related Fees	—	—
All Other Fees (3)	2	2

Total	$4,238	$1,239

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, statutory and regulatory filings or engagements and consents issued in connection with SEC filings. For the year ended December 31, 2021, this category also included fees for services provided in connection with our initial public offering.

(2)

Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international income tax and indirect tax compliance.

(3)	All other fees consist of fees related to a research tool subscription.

Pre-approval Policies and Procedures

Our audit committee has implemented a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required. During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Stockholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our board of directors is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders.

The Board of Directors Recommends a Vote “FOR” the Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4, and 5 with the SEC. These persons are required to furnish us with copies of all Forms 3, 4, and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2021 except as follows: Kimberly A. Caldbeck filed a Form 4 on July 13, 2021 that was required to be filed by July 12, 2021 regarding shares of common stock disposed of on July 8, 2021. John Doerr filed a Form 4 on August 11, 2021 that was required to be filed on August 10, 2021 regarding distributions of shares of common stock on August 5, 2021. G Squared Equity Management LP filed a Form 4 on August 11, 2021 that was required to be filed by May 13, 2021 regarding distributions of shares of common stock on May 11, 2021. Each of Leah K. Belsky, Anne Cappel Tuttle, Chun Yu Wong, Betty M. Vandenbosch, Richard J. Jacquet, Shravan Goli, Xueyan Wang, and Kimberly A. Caldbeck filed a Form 4 on January 20, 2022 that was required to be filed by November 19, 2021 regarding shares of common stock withheld by the company to cover tax liability associated with the vesting of shares underlying certain restricted stock units on November 15, 2021.

Stockholder Proposals and Business for the 2023 Annual Meeting

To be considered for inclusion in the Company’s proxy statement for the 2023 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 1, 2022. Proposals should be sent to our Secretary at Coursera, Inc., 381 E. Evelyn Ave. Mountain View, California 94041. These proposals also must comply with the stockholder proxy proposal submission rules of the SEC under Rule 14a-8 of the Exchange Act. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail – Return Receipt Requested.

A stockholder proposal not included in the proxy statement for the 2023 annual meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the first anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. However, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2023 annual meeting of stockholders, notice must be received between December 1, 2022 and December 31, 2022. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

Other Business

Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by Internet or telephone.

By Order of the Board of Directors

Anne T. Cappel
General Counsel and Secretary

Mountain View, California

March 31, 2022

Stockholders may make a request for our Annual Report on Form 10-K for the year ended December 31, 2021 in writing to our Secretary, Coursera, Inc., 381 E. Evelyn Ave. Mountain View, California 94041. We will also provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. The request must include a representation by the stockholder that, as of March 17, 2022, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and exhibits are also available at https://investor.coursera.com.

COURSERA, INC. 381 E. EVELYN AVE. MOUNTAIN VIEW, CALIFORNIA 94041 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 11, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/COUR2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 11, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D70074 P68924 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY COURSERA, INC. The Board of Directors recommends you vote FOR the following: For All [    ] Withhold All [    ] For All Except [    ] To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. The election of three Class I directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified. Nominees: 01) Carmen Chang 02) Theodore R. Mitchell 03) Scott D. Sandell The Board of Directors recommends you vote FOR the following proposal: 2. The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022. For [    ] Against [    ] Abstain [    ] NOTE: In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 12, 2022: The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D70075 P68924 COURSERA, INC. Annual Meeting of Stockholders May 12, 2022, 11:00 AM, Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Anne T. Cappel and Alan B. Cardenas, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Coursera, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Pacific Time on Thursday, May 12, 2022, virtually at www.virtualshareholdermeeting.com/COUR2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side